POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being duly elected Directors and/or Officers of ReliaStar Life Insurance Company of New York ("RLNY"), constitute and appoint, John S. (Scott) Kreighbaum or James A. Shuchart, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign the following RLNY registration statement, and any and all amendments to registration statement, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and affirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof:

  ReliaStar Life Insurance Company of New York Separate Account NY-B Initial Registration Statement on Form N-4 (File Nos. 333-____; 811-07935) for registration of Contracts offered through Separate Account NY-B.
Signature	Title	Date
/s/Donald W. Britton	Director, President and Chief Executive Officer	August 27, 2007

Donald W. Britton	Director and Senior Vice President	August ___, 2007

Brian D. Comer	Director	August ___, 2007

R. Michael Conley
/s/Steven T. Pierson	Senior Vice President and Chief Accounting Officer	August 24, 2007
Steven T. Pierson
/s/James R. Gelder	Director and Chairman	August 24, 2007
James R. Gelder
/s/Carol V. Coleman	Director	August 24, 2007
Carol V. Coleman
/s/Robert P. Browne	Director and Vice President, Investments	August 27, 2007
Robert P. Browne
/s/James F. Lille	Director	August 27, 2007
James F. Lille
/s/Howard L. Rosen	Director, Vice President and Appointed Actuary	August 23, 2007
Howard L. Rosen
/s/Curtis W. Olson	Director and Senior Vice President	August 23, 2007
Curtis W. Olson
/s/Catherine H. Smith	Director	August 24, 2007
Catherine H. Smith
/s/Charles B. Updike	Director	August 24, 2007
Charles B. Updike
/s/Ross M. Weale	Director	August 28, 2007
Ross M. Weale
/s/David A. Wheat	Director, Executive Vice President and	August 27, 2007
David A. Wheat	Chief Financial Officer